EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

                             The Board of Directors

                          CVF Technologies Corporation:

     We consent to the incorporation by reference in the Registration Statement pertaining to the Stock Option Agreements of CVF Technologies Corporation of our report dated March 24, 2000, with respect to the consolidated financial statements of CVF Technologies Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

June 9, 2000
Kitchener, Ontario, Canada
Ernst & Young LLP

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